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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our reports dated January 24, 2001, except with respect to Note 3 which is dated February 27, 2001 included in HeadHunter.NET, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 as well as the incorporation by reference of such reports into the Company's previously filed Registration Statement File No. 333-86485, 333-94027, and 333-47146.


/s/ Arthur Andersen LLP


Atlanta, Georgia
February 27, 2001